Exhibit 99.1
Contact Information:

Brent Stumme	Erica Mannion
LoopNet, Inc.	Sapphire Investor Relations, LLC
Chief Financial Officer	Investor Relations
415-284-4310	212-766-1800
LOOPNET, INC. ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS
Year over Year Revenue Growth of 29%
Adjusted EBITDA growth of 26%
Board Approves Increase in Amount of Stock Repurchase Program
SAN FRANCISCO, CALIF. – July 30, 2008 – LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the second quarter ended June 30, 2008.
Revenue for the second quarter of 2008 was $22.0 million, an increase of 29% from $17.0 million in the second quarter of 2007. GAAP net income for the second quarter of 2008 was $4.5 million or $0.12 per diluted share, compared to $5.1 million or $0.13 per diluted share in the second quarter of 2007. Non-GAAP net income (net income before stock-based compensation and litigation related costs) for the second quarter of 2008 was $6.1 million or $0.16 per diluted share, compared to $5.6 million or $0.14 per diluted share in the second quarter of 2007.
LoopNet’s Adjusted EBITDA (earnings before interest, tax, depreciation, amortization, stock-based compensation and litigation related costs) for the second quarter of 2008 was $10.4 million, an increase of 26% from $8.2 million in the second quarter of 2007. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.

“We are pleased to report another quarter of strong financial results for the second quarter of 2008, as we continue to execute well despite challenging industry conditions” said LoopNet Chairman and CEO Richard Boyle. “We remain focused on serving our customers by expanding the activity on our marketplaces as well as the services we provide to the industry, and we continue to be well positioned to address the long term opportunities in the industry.”
The number of LoopNet registered members, which includes both basic and premium members, grew to 2,956,556 during the second quarter of 2008, a 33% increase over the second quarter of 2007. The number of LoopNet premium members as of the end of the second quarter of 2008 was 86,627, a 2% decline from the second quarter of 2007. The average monthly price of premium membership increased to $62.13, a 21% increase over the second quarter of 2007. There were 623,000 total commercial real estate listings active on the LoopNet marketplace as of the end of the second quarter, a 20% increase over the second quarter of 2007. In addition, there were 43.2 million profile views of listings on the LoopNet marketplace during the quarter, a 11% increase over the second quarter of 2007. Average monthly unique visitors during the second quarter of 2008, as reported by comScore Media Metrix, were approximately 870,000, an 8% decline over the second quarter of 2007.
Stock Repurchase Program
Since the announcement of the $50.0 million stock repurchase program on February 5, 2008, the Company has repurchased 3,547,130 shares of its common stock for $41.6 million, which represents 9.9% of shares outstanding. The Company’s Board of Directors has authorized an additional $50.0 million for the stock repurchase program.
Balance Sheet and Liquidity
As of June 30, 2008, LoopNet had $69.5 million of cash, cash equivalents and short-term investments and no debt.

Recent Acquisition
The Company also announced today that it has acquired privately-held LandAndFarm.com, a leading online marketplace for rural land, ranch and agricultural property listings. The acquisition is not expected to have a material impact on our 2008 financial results.
2008 Outlook
For the full year of 2008 the Company is reaffirming its previous revenue guidance of $86.3 to $88.3 million, although given current market conditions in the commercial real estate industry the Company expects revenue to be in the lower end of this range. The Company expects Adjusted EBITDA for the full year of 2008 to be in the range of $38.2 to $39.2 million and non-GAAP net income to be in the range of $0.58 to $0.60 per diluted share, assuming an effective tax rate of approximately 41.1%. The company expects revenue for the quarter ending September 30, 2008 to be in the range of $21.8 to $22.0 million, Adjusted EBITDA to be in the range of $9.5 to $9.7 million and non-GAAP net income to be in the range of $0.14 to $0.15 per diluted share, assuming an effective tax rate of approximately 41.1%. The Company expects stock-based compensation to be in the range of $0.10 to $0.11 per share (net of tax benefit) for the full year of 2008 and $0.03 per share (net of tax benefit) for the quarter ending September 30, 2008. The Adjusted EBITDA and non-GAAP net income guidance for the full year of 2008 and quarter ending September 30, 2008 exclude litigation related costs.
Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 866-227-1607 if you are calling from within the United States or 703-639-1130 if you are calling from outside the United States and enter pass code number 1256051. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Monday, August 4, 2008 at 8:59 p.m. PDT. To access the audio replay, dial 888-266-2081 within the United States or 703-925-2533 internationally and enter pass code number 1256051. A web cast replay of the call will be available on the investor relations section of our website at investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation and litigation related costs. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non- GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. Reconciliations of Company expectations for these non-GAAP measures to Company expectations for GAAP net income for the quarter ending September 30, 2008 and the full year of 2008 are not provided, as GAAP net income expectations for these periods are not accessible. GAAP net income expectations are not accessible for these periods due to the uncertain nature of the timing and amount of potential litigation related costs.
About LoopNet, Inc.
LoopNet is the leading online marketplace for commercial real estate and businesses for sale in the United States. Our online marketplace, available at www.LoopNet.com, enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, we believe that LoopNet enables commercial real estate participants to initiate and complete more transactions more cost-effectively than through other means. LoopNet also delivers technology and information services to commercial real estate organizations to manage their online listing presence and optimize property marketing.
Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, our ability to continue to attract new registered members, convert them into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from recent acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	June 30,
	2007	2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,564	$66,183
Short-term investments	3,325	3,334
Accounts receivable, net of allowance of $105 and $133, respectively	1,190	1,872
Prepaid expenses and other current assets	796	2,394
Deferred income taxes	298	298

Total current assets	110,173	74,081

Property and equipment, net	2,051	2,292
Goodwill	15,233	22,234
Intangibles, net	2,461	5,177
Deferred income taxes	5,196	4,512
Deposits and other noncurrent assets	2,245	2,761

Total assets	$137,359	$111,057

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$828	$915
Accrued compensation and benefits	2,479	2,151
Accrued liabilities	1,964	1,555
Income tax payable	698	—
Deferred revenue	9,537	10,746

Total current liabilities	15,506	15,367

Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 38,908,302 and 39,083,873 shares issued, respectively; and 38,908,302 and 35,776,024 shares outstanding, respectively	39	39
Additional paid in capital	107,866	111,509
Other comprehensive loss	(103)	(152)
Treasury stock, at cost, 3,306,163 shares	—	(39,145)
Retained earnings	14,051	23,439

Total stockholders’ equity	121,853	95,690

Total liabilities and stockholders’ equity	$137,359	$111,057

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2008	2007	2008
Revenues	$17,022	$22,027	$32,537	$42,617
Cost of revenue (1)	1,874	2,704	3,654	5,118

Gross margin	15,148	19,323	28,883	37,499

Operating expenses (1):
Sales and marketing	3,577	4,822	6,836	9,664
Technology and product development	1,569	2,355	2,919	4,347
General and administrative	2,849	4,949	5,419	9,005

Total operating expenses	7,995	12,126	15,174	23,016

Income from operations	7,153	7,197	13,709	14,483

Interest and other income, net	1,313	478	2,506	1,454

Income before tax	8,466	7,675	16,215	15,937

Income tax expense	3,367	3,141	6,567	6,549

Net income	$5,099	$4,534	$9,648	$9,388

Net income per share
Basic	$0.13	$0.13	$0.25	$0.26

Diluted	$0.13	$0.12	$0.24	$0.25

Weighted average shares
Basic	38,144	35,631	37,959	36,582

Diluted	40,682	37,130	40,584	38,128

(1) Stock-based compensation is allocated as follows:

Cost of revenue	$94	$139	$161	$255
Sales and marketing	351	525	589	1,078
Technology and product development	150	327	241	572
General and administrative	280	515	439	953

Total	$875	$1,506	$1,430	$2,858

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six months ended June 30,
	2007	2008
Cash flows from operating activities:
Net income	$9,648	$9,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	397	996
Stock-based compensation	1,430	2,858
Tax benefits from exercise of stock options	—	(531)
Deferred income tax	(461)	(331)
Changes in operating assets and liabilities:
Accounts receivable	(400)	(307)
Prepaid expenses and other assets	(713)	(1,679)
Income taxes payable	—	(167)
Accounts payable	523	81
Accrued expenses and other current liabilities	(53)	887
Accrued compensation and benefits	(479)	(347)
Deferred revenue	1,982	827

Net cash provided by operating activities	11,874	11,675

Cash flows from investing activities:
Purchase of property and equipment	(1,171)	(721)
Purchase of investments	(30,276)	(500)
Acquisitions, net of acquired cash	—	(10,475)

Net cash used in investing activities	(31,447)	(11,696)

Cash flows from financing activities:
Net proceeds from exercise of stock options	1,033	254
Repurchase of common stock	—	(39,145)
Tax benefits from exercise of stock options	5,189	531

Net cash provided by (used in) financing activities	6,222	(38,360)

Net decrease in cash and cash equivalents	(13,351)	(38,381)

Cash and cash equivalents at beginning of period	85,790	104,564

Cash and cash equivalents at end of period	$72,439	$66,183

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2008	2007	2008
GAAP net income	$5,099	$4,534	$9,648	$9,388

Add back (deduct):
Income tax expense	3,367	3,141	6,567	6,549
Depreciation and amortization	219	578	397	996
Interest and other income, net	(1,313)	(478)	(2,506)	(1,454)
Stock-based compensation	875	1,506	1,430	2,858
Litigation related costs	—	1,136	—	1,665

Adjusted EBITDA	$8,247	$10,417	$15,536	$20,002

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2008	2007	2008
GAAP net income	$5,099	$4,534	$9,648	$9,388

Add back (deduct):
Stock-based compensation	875	1,506	1,430	2,858
Litigation related costs	—	1,136	—	1,665
Income taxes associated with non-GAAP adjustments	(348)	(1,081)	(579)	(1,859)

Non-GAAP net income	$5,626	$6,095	$10,499	$12,052

Diluted net income per share:
GAAP	$0.13	$0.12	$0.24	$0.25

Non-GAAP	$0.14	$0.16	$0.26	$0.32

Shares used in GAAP and non-GAAP diluted net income per share calculation	40,682	37,130	40,584	38,128